EXHIBIT 10.5

FIFTH AMENDMENT TO MORTGAGE

WAREHOUSE LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Mortgage Warehouse Loan and Security Agreement (this “Amendment”), made by and between CRESCENT MORTGAGE SERVICES, INC., a Georgia corporation, as borrower (“Borrower”), and COLONIAL BANK, N.A., a national banking association (f/k/a Colonial Bank), as lender (“Lender”), is dated as of the 30lh day of September, 2003.

R E C I T A L S:

Pursuant to that certain Mortgage Warehouse Loan and Security Agreement dated as of December 20,1999, as amended by that certain First Amendment to Mortgage Warehouse Loan and Security Agreement dated as of July 31, 2000, that certain Second Amendment to Mortgage Warehouse Loan and Security Agreement dated as of June 25, 2001, that certain Third Amendment to Mortgage Warehouse Loan and Security Agreement dated as of July 31, 2002, and that certain Fourth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of January 31, 2003 (as heretofore amended, the “Agreement”), Lender made available to Borrower, subject to the terms and conditions thereof, a revolving line of credit loan in the maximum aggregate principal amount not to exceed $40,000,000.00 (the “Line of Credit”), secured by Borrower’s assignment and pledge to Lender of certain mortgage loans and related collateral, for the purpose of assisting Borrower in its business of originating and making such loans.

Borrower has requested that Lender agree to extend the scheduled maturity date of the Line of Credit to June 30, 2004 and to make certain other modifications to the Agreement, and Lender is willing to do so, but only on the express condition, among others, that Borrower enter into this Amendment, pursuant to which the Agreement shall be amended and modified.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto do hereby agree, each with the other, as follows:

1. If not otherwise defined herein or the context shall not expressly indicate otherwise, all capitalized terms which are used herein shall have their respective meanings given to them in the Agreement.

2. Section 1.1 (Defined Terms) of the Agreement is hereby amended as follows:

(A) By amending and restating the definition of “Adjusted Tangible Net Worth” to read in its entirety as follows:

“Adjusted Tangible Net Worth” shall mean, as of the date of determination, GAAP Net Worth, minus loans and advances owing to Borrower from officers, directors, employees, stockholders and other Affiliates of Borrower (if any), minus Borrower’s off-balance sheet servicing rights, minus Borrower’s capitalized servicing rights, plus the lesser of (a) eighty percent (80%) of the most recent quarterly Appraised Value of Borrower’s Eligible Servicing Portfolio (if such an appraisal is obtained), or (b) Borrower’s capitalized servicing rights.

(B) By amending and restating the definition of “Advance Rate Amount” to read in its entirety as follows:

“Advance Rate Amount” shall mean (i) with respect to any Eligible Conforming Mortgage Loan, an amount equal to ninety-nine percent (99%) of the amount to be paid by the Approved Investor for the Mortgage Loan pursuant to a binding Investor Commitment (i.e., “commitment”), not to exceed the current unpaid principal balance of such Mortgage Loan (i.e., “par”), (ii) with respect to any Eligible Non-Conforming Mortgage Loan, an amount equal to ninety-eight percent (98%) of the lesser of (a) par or (b) commitment, (iii) with respect to any Eligible Repurchased Mortgage Loan, an amount equal to ninety percent (90%) of the least of (a) the repurchase price of such Mortgage Loan, (b) the market value of the Property securing such Mortgage Loan as established by the most recent appraisal or broker’s price opinion (subject to the provisos in subsection (g) of the definition of Eligible Repurchased Mortgage Loan) of the Property securing such Mortgage Loan, or (c) the face amount of the promissory note evidencing such Mortgage Loan, (iv) with respect to any Eligible Gestation Mortgage Loan, an amount equal to ninety-nine (99%) of commitment, not to exceed par, and (v) with respect to any Eligible Wet Mortgage Loan, an amount equal to the Advance Rate Amount applicable to the Type of Mortgage Loan supporting the Advance.

(C) By adding a definition of “Electronic Advance Request” thereto which reads in its entirety as follows:

“Electronic Advance Request” shall mean an electronic data transmission made in such manner and in accordance with such procedures as may be established by Lender from time to time and set forth in the Procedural Manual, containing the same information as Exhibit B-l (unless otherwise directed by Lender).

(D) By amending, the definition of “Eligible Repurchased Mortgage Loan” to amend and restate subparagraph (g) thereof to read in its entirety, as follows:

(g) (i) Borrower has delivered (or caused to be delivered) to Lender those items for such Mortgage Loan described on Exhibit C to this Agreement prior to the Advance supported by such Mortgage Loan, plus an appraisal of such Mortgage Loan of a type determined as follows: (A) if the Mortgage Loan being repurchased is 9 months old or less, a certified copy of the most recent appraisal of the property securing such Mortgage Loan, or (B) if the Mortgage Loan being repurchased is more than 9 months old, a broker’s price opinion (“BPO”) which supports the most recent appraised value must be received within 30 days of the Advance Date and any adjustments in the prior Sublimit D Advance will be made at that time, if necessary; provided, however. Lender retains the right to request a current appraisal if the BPO does not support the original value; and provided, further, Borrower must provide to Lender current (within 45 days) full appraisals on all HUD foreclosures and certain other properties as mutually agreed upon by Lender and Borrower, and an original assignment of mortgage (or deed of trust) in favor of Lender (in recordable form and which will be recorded at Lender’s option); (ii) Borrower or a third party approved by Lender holds in trust for the Lender those items described in Exhibit D to this Agreement; and (iii) Borrower has delivered (or caused to be delivered) to Lender, if Lender has so requested in writing, the additional items described on Exhibit D to this Agreement.

(E) By adding a definition of “GAAP Net Worth” thereto which reads in its entirety as follows:

“GAAP Net Worth” shall mean all assets of Borrower, determined in accordance with GAAP, less Total Liabilities.

(F) By amending and restating the definition of “LIBOR Rate” to read in its entirety as follows:

“LIBOR Rate” shall mean the rate that appears on the display designated as page “3750” of the Telerate Service (or such other page as may replace page 3750 of that service) as of 11:00 a.m., Orlando time, on each Banking Day or, if not so reported on such service, as otherwise quoted by Lender from time to time, as the 30-day LIBOR Rate, adjusted daily with each change in the 30-day LIBOR Rate; provided, however, in no event shall the LIBOR Rate be less than the floor rate per annum equal to 2.50% (which floor rate may be changed from time to time by Lender after consultation with the Treasury Department of Lender) or greater than the ceiling rate per annum equal to the Prime Rate.

(G) By amending and restating the definition of “Maturity Date” to read in its entirety as follows:

“Maturity Date” shall mean June 30, 2004; provided, that upon the written request of Borrower to Lender, Lender may elect to extend the Maturity Date on such terms and conditions as it deems appropriate in its sole discretion.

(H) By amending and restating the definition of “Prime Rate” to read in its entirety as follows:

“Prime Rate” shall mean the fluctuating interest rate per annum announced by Lender from time to time as its Prime Rate as such Prime Rate may change from time to time, adjusted daily with each change in such Prime Rate (which interest rate is only a benchmark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of Lender); provided, however, in no event shall the Prime Rate be less than the floor rate per annum equal to 5.50% (which floor rate may be changed from time to time by Lender after consultation with the Treasury Department of Lender).

(I) By adding a definition of “Procedural Manual” thereto which reads in its entirety as follows:

“Procedural Manual” shall mean the procedural manual given to Borrower by Lender relating to the Line of Credit and containing procedures, requirements and guidelines with respect thereto, as the same may be modified, amended or supplemented from time to time by Lender.

(J) By amending the definition of “Warehouse Period” to amend and restate clause (iii) thereof to read in its entirety as follows:

(iii) in the case of any Sublimit C Advance, forty-five (45) days after such Advance Date (provided that the total combined Warehouse Period under Sublimit A and Sublimit C shall not exceed 90 days and the total combined Warehouse Period under Sublimit E and Sublimit C shall not exceed 120 days);

3. Section 2.2 (Method of Borrowing) of the Agreement is hereby amended to amend and restate subsections (a) and (b) thereof to read in their entireties as follows:

(a) Whenever Borrower desires to request an Advance hereunder, an Authorized Representative shall deliver to Lender written notice of such proposed Advance (an “Advance Request”), each such notice to be given by delivery (which may be by facsimile transmission unless otherwise directed by Lender) to Lender prior to 11:00 a.m. (Orlando, Florida time), or as may otherwise be permitted or specified in the Procedural Manual as then in effect, on the Banking Day of such proposed Advance of an Advance Request in the form of Exhibit B-1 (provided, however, Lender may change the form of Advance Request from time to time or require a different form for Advances under Sublimit B). Notwithstanding the foregoing, if approved by Lender, any such Advance Request under the immediately preceding sentence may be made to Lender via an Electronic Advance Request, prior to 11:00 a.m. (Orlando, Florida time) on the Banking Day of such proposed Advance and, if required by Lender, followed by delivery to Lender via facsimile transmission, prior to 12:00 noon (Orlando, Florida time), or as may otherwise be permitted or specified in the Procedural Manual as then in effect, on the date of such proposed Advance, of a written confirmation of such Electronic Advance Request (a “Confirmation of Electronic Advance Request”) in the form of Exhibit B-2 (if Lender requires a Confirmation of Electronic Advance Request and there is any discrepancy between the schedule of Eligible Mortgage Loans electronically transmitted to Lender and the list of Eligible Mortgage Loans attached to the Confirmation of Electronic Advance Request, Lender shall be entitled to rely solely on the list attached to the Confirmation of Electronic Advance Request without further investigation or inquiry; otherwise, if Lender does not require a Confirmation of Electronic Advance Request, Lender shall be entitled to rely solely on the schedule of Mortgage Loans electronically transmitted to Lender). An Advance Request, among other things, shall specify the amount of the

Advance being requested; if applicable, the specific Eligible Mortgage Loans that support the Advance; and the Type of Advance. Each Advance Request shall be irrevocable. With regard to each Advance, Borrower shall deliver or cause to be delivered to Lender all of the Required Documents referenced in Section 4.3 and, if requested by Lender at any time, all of the Additional Required Documents referenced in said Section. Lender may change its procedures for Advances (including, without limitation, its procedures relating to Electronic Advance Requests) from time to time upon not less than three (3) Banking Days’ prior notice to Borrower. Advance Requests not received by Leader by the applicable cut-off time shall be deemed received on the next Banking Day.

(b) Without in any way limiting Borrower’s obligation to deliver to Lender the original written Advance Request as required by Section 2.2(a), Lender shall be entitled to rely on and may act without liability upon the basis of each Advance Request made by Borrower via electronic data transmission as permitted by Section 2.2(a) and Lender may make Advances pursuant thereto prior to receipt by Lender of the Confirmation of Electronic Advance Request. In each case, Borrower waives the right to dispute or hold Lender in any way responsible for any errors or omissions in any electronic Advance Request. If the Advance Request is made via electronic data transmission as permitted herein, Borrower, by transmitting such electronic Advance Request to Lender, shall be deemed to have made in respect thereto such affirmations, covenants, agreements and certifications to Lender with regard to the specific Eligible Mortgage Loans supporting the requested Advance as are set forth in the applicable form of Advance Request. If the Advance Request is made via electronic data transmission or facsimile transmission, if requested by Leader, Borrower shall deliver to Lender, no later than the Banking Day immediately succeeding the date of such electronic data transmission or facsimile transmission, as the case may be, the original Advance Request signed by an Authorized Representative in the form of Exhibit B-1 (unless, as set forth in Section 2.2(a) above, Lender has changed the form of Advance Request or has required a different form for Advances under Sublimit B).

4. Section 2.4 (Note) of the Agreement is hereby amended to delete the term “$55,000,000.00” therefrom and to substitute the term “$40,000,000.00” in lieu thereof.

5. Section 2.8 (Optional Prepayments) of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.8 Optional Prepayments.

Borrower shall have the right at any time and from time to time to prepay outstanding Advances, in whole upon not less than thirty (30) days prior written notice to Lender, or in part without prior notice; provided, however, unless otherwise agreed by Lender in its sole and absolute discretion (whether by a separate writing or on a case-by-case basis), including such other limits and conditions Lender may require, each partial prepayment must be in the entire amount outstanding of the Advance to which it relates. Unless Lender has otherwise agreed as aforesaid, Borrower shall, at the time of making such prepayment, designate the Type of Advances being prepaid. If Borrower fails to make such a designation when required, each partial prepayment shall be applied to the reduction of the Line of Credit (or any Advance outstanding thereunder) as Lender, in its sole discretion, may determine. All prepayments of Advances under this Section 2.8 shall be without premium or penalty. Interest shall be payable in accordance with the provisions of Section 2.5.

6. Section 2.9 (Fees) of the Agreement is hereby amended and restated in its entirety to read as follows;

Section 2.9 Fees.

(a) Borrower agrees to pay to Lender a collateral agent fee (the “Collateral Agent Fee”) in the amount of $10.00 per Mortgage Loan for each Mortgage Loan warehoused by Borrower with Lender, payable monthly in arrears upon receipt by Borrower of a statement from Lender for such Collateral Agent Fee based upon the prior month’s activity and on the dates separately agreed to by

Lender and Borrower. Mortgage Loans that initially are funded under Sublimit B are not charged twice when subsequently funded under Sublimit A or Sublimit E.

(b) Borrower agrees to pay to Lender a non-usage fee (the “Non-Usage Fee”) at a rate per annum equal to 25 basis points on the difference between actual average usage of the Line of Credit for the applicable calendar quarter and fifty percent (50%) of the Commitment if the average daily amount outstanding thereunder for such calendar quarter does not exceed fifty percent (50%) of the maximum amount of said Commitment. Such Non-Usage Fee, if any, shall be payable quarterly in arrears upon Borrower’s receipt of Lender’s statement therefor, and on the Maturity Date.

(c) Borrower agrees to pay to Lender an endorsement fee (the “Endorsement Fee”) in the amount of $10.00 for each Mortgage Loan that Lender endorses on behalf of Borrower pursuant to Section 4.9 below because such Mortgage Loan is missing Borrower’s endorsement when it is submitted to Lender, payable monthly in arrears upon receipt by Borrower of a statement from Lender for such Endorsement Fee based upon the prior month’s activity and on the dates separately agreed to by Lender and Borrower.

(d) In addition to the foregoing fees, Borrower shall pay or reimburse Lender for any transaction fees payable to the Mortgage Electronic Registration System, Inc. (“MERS”) in connection with the registration of mortgage assignments to Lender if Borrower uses MERS and further, and shall pay or reimburse Lender for all pass-through costs in connection with the warehouse of Mortgage Loans under Sublimit D (recording costs, etc.) and the use of any electronic data transmission system or service allocable to Borrower if Borrower downloads or submits data to Lender using electronic data transmission.

(e) The Fees set forth in this Section 2,9, once paid, shall not be refundable under any circumstances. To the extent any of the Fees set forth in this Section 2.9 have not been paid in accordance with the foregoing provisions of this Section 2.9 prior to the Maturity Date, they shall be payable in full on the Maturity Date.

7. Section 6.3 (Special Financial Covenants) of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.3 Special Financial Covenants.

Borrower hereby covenants and agrees that, as long as any Obligations remain unpaid or the Commitment hereunder is outstanding, the following special financial covenants shall be applicable to Borrower and tested monthly at the end of each calendar month as set forth below:

(a) Adjusted Tangible Net Worth. Borrower’s Adjusted Tangible Net Worth shall not be less than $15,000,000.00.

(b) Adjusted Leverage Ratio. Borrower’s Adjusted Leverage Ratio shall not be greater than 15.0:1.0.

(c) Current Ratio. Borrower’s Current Ratio shall not be less than 1.0: 1.0.

(d) [Intentionally omitted.]

8. Borrower acknowledges and agrees that if and when Lender implements “ProMerit” for the electronic submission of data by Borrower to Lender, Borrower will be required to enter into one or more separate agreements with respect thereto.

9. This Amendment shall become effective as of the date first above written, provided that Lender shall have received by such date the following items, all of which must be signed by all appropriate Persons and in form and substance acceptable to Lender in its sole discretion:

(A) This Amendment executed by Borrower and Lender (whether such parties shall have signed the same or different counterparts);

(B) A Fourth Amendment to Promissory Note executed by Borrower and Lender (the “Note Amendment”) (whether such parties shall have signed the same or different counterparts);

(C) An executed affidavit, in form satisfactory to Lender, regarding the execution of this Agreement by Borrower outside the State of Florida;

(D) Certificates of even date herewith signed by the President and/or Secretary of Borrower, as appropriate, certifying (1) the authorizing resolutions of Borrower, (1) the Articles of Incorporation and Bylaws of Borrower previously delivered to Lender remain in full force and effect with no modification or amendments except as disclosed in said Certificate, (1) all representations and warranties previously made to Lender remain true, complete and accurate, and (2) no Event of Default or Potential Default has occurred and is continuing;

(E) A Confirmation of Comfort Letter of even date herewith;

(F) If requested by Lender, good standing certificates/certificates of existence of a recent date for Borrower from the state of its incorporation and each other state in which Borrower conducts its business;

(G) Such UCC and other lien searches as Lender shall request, showing no Liens which have priority over Lender’s first priority security interest in the Collateral; and

(H) Such other certificates, opinions, instruments and documents (if any) that Lender shall reasonably request.

10. Notwithstanding the execution of this Amendment and the Note Amendment, all of the indebtedness evidenced by the Note (as amended by the Note Amendment) shall remain in full force and effect, and any collateral described in any agreement providing security for any obligation of Borrower so defined to include the Note shall remain subject to the liens, pledges, security interests and assignments of any such agreements as security for the indebtedness evidenced by the Note (as amended by the Note Amendment) and all other indebtedness described therein. Nothing herein in this Amendment shall be construed to constitute a novation of the indebtedness evidenced by the Note or to release, satisfy, discharge or otherwise affect or impair in any manner whatsoever (1) the validity or enforceability of the indebtedness evidenced by the Note (as amended by the Note Amendment); (2) the liens, pledges, security interests, assignments and conveyances affected by the Agreement, the other Loan Documents and any other agreement securing such Note (as amended by the Note Amendment), or the priority thereof; (3) the liability of any maker, endorser, surety, guarantor or other Person that may now or hereafter be liable under or on account of the Note (as amended by the Note Amendment) or any agreement securing such Note; or (4) any other security or instrument now or hereafter held by Lender as security for as evidence of any of the above-described indebtedness. In no way limiting the foregoing, Borrower acknowledges and agrees that the indebtedness evidenced by the Note (as amended by the Note Amendment) is and shall remain secured by the collateral described in the Agreement and the other Loan Documents.

11. In order to induce Lender to enter into this Amendment, Borrower represents and warrants that:

(A) The execution, delivery and performance by Borrower of this Amendment and the Note Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order to award of any arbitrator, court or governmental authority, or of the terms of Borrower’s articles of incorporation or bylaws, or of any contract or undertaking to which Borrower is a party or by which Borrower or its property is or may be bound or affected.

(B) Each of this Amendment and the Note Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(C) No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of Borrower, is required on the part of Borrower in connection with the execution, delivery and performance of this Amendment, the Note Amendment or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of this Amendment or the Note Amendment.

(D) After giving effect to the amendments to the Agreement contained in this Amendment, the representations and warranties contained in Article 5 of the Agreement and in the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof, no Event of Default or Potential Default exists or has occurred and is continuing on the date hereof, and no material adverse change has occurred in the financial condition of Borrower since the original date of the Agreement.

12. If Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

13. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

14. Borrower agrees to pay the reasonable fees and expenses of counsel for Lender, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby, and in connection with advising Lender as to its rights and responsibilities with respect thereto.

15. Unless otherwise expressly modified or amended hereby, all terms and conditions of the Agreement shall remain in full force and effect, and the same, as amended hereby, are hereby ratified and confirmed in all respects. From and after the effective date hereof, all references in the Agreement, and any other document or instrument entered into in connection therewith, to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.

16. This Amendment shall inure to and be binding upon and enforceable by Borrower and Lender and their respective successors and assigns.

17. This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall constitute an original. All such counterparts shall together be deemed to be one and the same instrument. Further, the parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, by and through their respective duly authorized officers as of the day and year first above written.

BORROWER:

ATTEST:		CRESCENT MORTGAGE SERVICES, INC.

By:	/s/ Illegible	By:	/s/ ROBERT C. KENKNIGHT

Its:	Secretary	Name:	Robert C. KenKnight
		Its:	President

[CORPORATE SEAL]

STATE OF GEORGIA

COUNTY OF DEKALB

On this              day of September, 2003, personally appeared Robert C. KenKnight, as President of Crescent Mortgage Services, Inc., a Georgia corporarion, and before me executed the attached Fifth Amendment to Mortgage Warehouse Loan and Security Agreement, by and between Colonial Bank, N,A., as Lender, and Crescent Mortgage Services, Inc., as Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

/s/ Illegible

Signature of Notary Public state of Georgia

/s/ Illegible

Print Name: Notary Public, State of Georgia
Personally Known OR Produced Identification
Type of Identification:

(NOTARIAL SEAL)

My Commission Expires 4/14/06

LENDER;

COLONIAL BANK, N.A.

By:

Name:	Amy J. Nunneley
Its:	Senior Vice President

STATE OF ALABAMA

COUNTY OF JEFFERSON

On this              day of September, 2003, personally appeared Amy J. Nunneley, as Senior Vice President of Colonial Bank, N.A., a national banking association, and before me executed die attached Fifth Amendment to Mortgage Warehouse Loan and Security Agreement, by and between Colonial Bank, N.A., as Lender, and Crescent Mortgage Services, Inc., as Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

Signature of Notary Public-State of Alabama

Print Name: Notary Public, State of Alabama
Personally Known OR Produced Identification
Type of Identification:

(NOTARIAL SEAL)